EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-92119, 333-32586, 333-38560, 333-48990, 333-51640) of
Homeseekers.com, Incorporated and in the related Prospectuses and the Registration Statement (Form S-8 No. 333-44786) pertaining to the Amended and Restated 1996 Stock Option Plan of Homeseekers.com, Incorporated of our report dated September 19, 2001, with respect to the consolidated statements of operations, stockholders' equity(deficit), cash flows and schedule of Homeseekers.com, Incorporated included in this Annual Report (Form 10-K) for the years ended June 30, 2001 and 2000.


                                                            /s/Ernst & Young LLP


Reno, Nevada
May 22, 2003

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